Exhibit 10.13

REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this "Agreement") is made as of _____________________, 2021, by and among Paymentus Holdings, Inc., a Delaware corporation (the "Company"), and the [entity // person] listed on Schedule A attached hereto (the "Preferred Stockholder").  Capitalized terms not otherwise defined herein shall have the meaning set forth in that certain Stockholders Agreement, dated as of September 6, 2011, of the Company (the "Stockholders Agreement").

WHEREAS, the Preferred Stockholder currently owns the shares of Series A Preferred Stock of the Company, par value $0.01 ("Preferred Stock") set forth across from the Preferred Stockholder's name on Schedule A attached hereto.

WHEREAS, the Company desires to redeem all of the shares of Preferred Stock of the Company held by the Preferred Stockholders that are issued and outstanding as of the Closing Date.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Redemption and Cancellation of the Preferred Stock.  Pursuant to the terms and conditions set forth in this Agreement, at the Closing, the Company will redeem from the Preferred Stockholder all of the shares of Preferred Stock held by the Preferred Stockholder as set forth on Schedule A and in connection with such redemption all such shares of Preferred Stock will be immediately cancelled.

2.

Redemption Amount.  At the Closing, the Company will pay to the Preferred Stockholder the Redemption Amount. Payment of the Redemption Amount shall be made on the Closing Date (as defined below) by means of a wire transfer of immediately available funds from the Company or one of its Subsidiaries to accounts designated by the Preferred Stockholder or by check. At the Closing, the Preferred Stockholder will deliver such assignments and other documents as the Company may request to evidence the redemption of the shares of Preferred Stock, including a stock power in the form attached hereto as Exhibit A and the original certificate(s) evidencing all shares of Preferred Stock held by such Seller (or, if such certificate(s) has been lost, a lost certificate affidavit in the form attached hereto as Exhibit B). The Preferred Stockholder acknowledges and agrees that the Redemption Amount represents the full amount that is payable with respect to the Preferred Stock held by the Preferred Stockholder and, from and after the Closing, the Preferred Stockholder, subject to receipt of the Redemption Amount, shall not be entitled to any further payments with respect to their prior ownership of any shares of Preferred Stock.

3.

Closing.  The closing of the transactions contemplated hereby (the "Closing") will occur on the date designated by the Company to the Preferred Stockholders on at least one Business Day prior notice (the date on which the Closing occurs hereunder pursuant to this Section 3, the "Closing Date").  In the event the Closing does not occur by October 31, 2021, this Agreement will be null and void and neither the Company nor the Preferred Stockholder will have any further obligations or liabilities hereunder. Notwithstanding anything set forth in the Stockholders Agreement to the contrary, without the prior written consent of the Company the Preferred Stockholder shall not Transfer (as defined in the Stockholders' Agreement) (x) any shares of Preferred Stock from the date hereof through the Closing, except to give effect to the Closing pursuant to this Section 3 or (y) any shares of Common Stock or other Equity Securities of the Company (each as defined in the Stockholders Agreement) (other than any shares of Preferred Stock) prior to the consummation of the initial Public Offering (as defined in the Stockholders Agreement) of the Company.
4.

Waiver and Consent. The Preferred Stockholder consents to the transactions contemplated hereby and agrees to waive any notice or other procedural requirement imposed upon the Company in connection with such transactions (including, without limitation, pursuant to Section 4(b) of the Stockholders Agreement).

5.	Representations and Warranties of Preferred Stockholder. The Preferred Stockholder hereby represents and warrants to the Company as follows as of the date hereof and as of the Closing:
(a)

Ownership.  All of the shares of Preferred Stock set forth next to the Preferred Stockholder's name on Schedule A are owned of record and beneficially by the Preferred Stockholder, and the Preferred Stockholder has good and marketable title to such shares of Preferred Stock, free and clear of any security interest, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever (other than as set forth in the Stockholders Agreement and transfer restrictions under securities laws) (collectively, "Encumbrances").  The Preferred Stockholder will deliver to the Company good and marketable title to such shares, free and clear of any Encumbrances.  Such shares of Preferred Stock are all shares of Preferred Stock owned by the Preferred Stockholder.

(b)

Legal Capacity.  The Preferred Stockholder has full legal capacity to enter into and perform its obligations set forth in this Agreement.  This Agreement when executed and delivered will constitute the valid and legally binding obligation of the Preferred Stockholder, enforceable in accordance with its terms. If the Preferred Stockholder is an entity or a trust, all requisite entity or trust consents and approvals to enter into and consummate the transactions contemplated hereby have been obtained.

6.

Notices.  Any notice, consents, waivers and other communications required or permitted by this Agreement must be in writing and must be either (i) personally delivered, (ii) sent by reputable overnight courier service (charges prepaid), or (iii) e‑mail with confirmation of transmission, in each case, to the following addresses or email addresses and marked to the attention of the person (by name or title) designated below with respect to the Company and to the Preferred Stockholder at his, her or its address indicated on Schedule A or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Notices will be deemed to have been given hereunder when delivered personally, one day after deposit with a reputable overnight courier service and on the date sent by e‑mail.  The address of the Company is:

Paymentus Holdings, Inc.
Attn: John Morrow
18390 NE 68th St.
Redmond, WA 98052
Email: jmorrow@paymentus.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
Attention: Shelly M. Hirschtritt, P.C.
Kevin W. Mausert, P.C.
Tushin Shah
300 N. LaSalle
Chicago, IL 60654
Email: shirschtritt@kirkland.com
kevin.mausert@kirkland.com
tushin.shah@kirkland.com

7.	Miscellaneous.
(a)

Governing Law.  All issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Preferred Stockholder submits to the exclusive jurisdiction of the State of Delaware and the Federal District Court for the District of Delaware in any action or proceeding seeking injunctive or other relief and arising out of or relating to this Agreement and any matter involving the Company, on one hand, and the Preferred Stockholder, on the other hand (a "Related Proceeding"), and agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court.  The Preferred Stockholder also agrees not to bring any action or proceeding seeking injunctive or other relief and arising out of or relating to this Agreement or any other Related Proceeding in any other court.  Nothing in this Section 7(a), however, shall affect the right of the Preferred Stockholder to serve legal process in any other manner permitted by law or at equity. The Preferred Stockholder agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

(b)

MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING

IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(c)

Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

(d)

This Agreement may be executed in one or more counterparts (including by means of telecopied, Docusign or pdf signature pages), all of which taken together shall constitute one and the same instrument.

(e)

This Agreement contains the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, whether implied or not implied by law, relating to such subject matter in any way.

(f)	Defined Terms.
(i)	"Charter" means the Certificate of Incorporation of the Company, filed with the Secretary of State for the State of Delaware on September 2, 2011 (as thereafter corrected and amended).
(ii)

"Per Share Redemption Amount" means, with respect to any share of Preferred Stock, the sum of (x) the Liquidation Value (as defined in the Charter) of such share of Preferred Stock plus (y) all accrued and unpaid dividends on such share of Preferred Stock as of the Closing.

(iii)	"Redemption Amount" means the sum of all Per Share Redemption Amounts with respect to all shares of Preferred Stock held by the Preferred Stockholder.

IN WITNESS WHEREOF, the parties hereto have executed this Redemption Agreement on the date first written above.

THE COMPANY:

PAYMENTUS HOLDINGS, INC.

By:
Name:
Title:

Signature Page to Redemption Agreement

PREFERRED STOCKHOLDER:

Name:

Signature Page to Redemption Agreement

Schedule A

Preferred Stockholder	Series A Preferred Shares
Name: Address: Email:

EXHIBIT A

FORM OF STOCK POWER

See attached.

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Payments Holdings, Inc., a Delaware corporation (the "Corporation"),               shares of the Series A Preferred Stock, $0.01 par value, of the Corporation, standing in its name on the books of said Company represented by Certificate Number ____, and does hereby irrevocably constitute and appoint any duly appointed officer of the Corporation as attorney‑in‑fact to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

Name:

EXHIBIT B

FORM OF AFFIDAVIT OF LOST STOCK CERTIFICATE

See attached.

AFFIDAVIT OF LOST STOCK CERTIFICATE

The undersigned does hereby certify that the undersigned is the owner and holder of Stock Certificate Number ____, representing              shares of Series A Preferred Stock, par value $0.01 per share (the "Stock Certificate"), of Paymentus Holdings Inc., a Delaware corporation (the "Corporation"), and does further certify as follows:

1.	The undersigned has made a diligent search for said Stock Certificate and has been unable to locate said Stock Certificate;
2.	The undersigned has not assigned, transferred or hypothecated said Stock Certificate;
3.	The undersigned will, in the event said Stock Certificate is recovered, cause the same to be returned to the Corporation for cancellation; and
4.

The undersigned agrees to indemnify and save harmless the Corporation from any and all loss, liability, damages, penalties, fines, costs, taxes and expenses (including all reasonable attorneys' fees and court costs) incurred by the Corporation resulting from, arising out of, relating to or caused by the loss, misplacement or destruction of said Stock Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Affidavit of Lost Stock Certificate as of the ______ day of ___________________ , 2021.

Name: